                                                                     EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER
                                       OF
                                  ZIPLINK, LLC
                     (a Delaware limited liability company)
                                       AND
                                  ZIPLINK, LLC
                    (a Connecticut limited liability company)

         AGREEMENT AND PLAN OF MERGER (the "Agreement") approved on March 9, 1999 pursuant to Section18-209 of the Delaware Limited Liability Company Act by ZipLink, LLC, a limited liability company of the State of Delaware, and in accordance with its Operating Agreement on said date, and approved on March 9, 1999 pursuant to Section 34-194 of the Connecticut Limited Liability Company Act by ZipLink, LLC, a limited liability company of the State of Connecticut, and in accordance with its Operating Agreement on said date.

         WHEREAS, ZipLink, LLC, a Delaware limited liability company and ZipLink, LLC, a Connecticut limited liability company and their appropriate managers declare it advisable and to the advantage, welfare and best interests of said limited liability companies and their respective members to merge ZipLink, LLC, a Connecticut limited liability company with and into ZipLink, LLC, a Delaware limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act and the provisions of the Connecticut Limited Liability Company Act upon the terms and conditions hereinafter set forth:

         NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly approved by the appropriate managers of ZipLink, LLC, a Delaware limited liability company and ZipLink, LLC, a Connecticut limited liability company, the Agreement and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth herein, are hereby determined and agreed upon as hereinafter in the Agreement set forth.

         1. ZipLink, LLC, a Delaware limited liability company, and ZipLink, LLC, a Connecticut limited liability company, shall, pursuant to the provisions of the Connecticut Limited Liability Company Act and the provisions of the Delaware Limited Liability Company Act, be merged with and into a single limited liability company, to wit, ZipLink, LLC, a Delaware limited liability company, which shall be the surviving company from and after the effective time of the merger, and which is sometimes hereinafter referred to as the "Surviving Company", and which shall continue to exist under its present name pursuant to the provisions of the Delaware Limited Liability Company Act.

                                  EXHIBIT 2.1


The separate existence of ZipLink, LLC, a Connecticut limited liability company, which is hereinafter sometimes referred to as the `Terminating Company", shall cease at the said effective time in accordance with the provisions of the Connecticut Limited Liability Company Act.

         2. The Operating Agreement of Terminating Company, as now in force and effect, shall become the Operating Agreement of Surviving Company in all respects, except that the Delaware Limited Liability Company Act shall be substituted wherever reference is made to the Connecticut Limited Liability Company Act and any and all references to the State of Connecticut shall be deemed to refer to the State of Delaware (except any of same which are intended to indicate addresses). Said Operating Agreement as herein amended and changed shall continue in full force and effect until further amended and changed in the manner prescribed by the provisions of the Delaware Limited Liability Company Act.

         3. The ZipLink, LLC Unit Option Plan ("Option Plan") of Terminating Company, as now in force and effect, shall become the Option Plan of Surviving Company in all respects. All membership interests, and options and warrants to acquire membership interests, including, without limitation, any options and/or warrants issued pursuant to the Option Plan of Terminating Company shall, from and after the effective time of the merger, be converted into equivalent membership interests and options and warrants to acquire membership interests in Surviving Company.

         4. Surviving Company agrees (i) that it may be served with process in the State of Connecticut in any proceeding for enforcement of any obligation of Terminating Company, as well as for enforcement of any obligation of Surviving Company arising from the Merger and (ii) to irrevocably appoint the Secretary of State of the State of Connecticut as its agent for service of process in any such proceeding. A copy of the process shall be mailed by the Secretary of State of the State of Connecticut to Surviving Company at the following address:

                              900 Chelmsford Street
                             Tower One, Fifth Floor
                           Lowell, Massachusetts 01851

         5. In the event that the Agreement shall have been fully approved and adopted upon behalf of Terminating Company in accordance with the provisions of the Connecticut Limited Liability Company Act and upon Surviving Company in accordance with the provisions of the Delaware Limited Liability Company Act, the said limited liability companies agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Delaware and the State of Connecticut, and that they will cause to be performed all necessary acts within the State of Delaware and the State of Connecticut and elsewhere to effectuate the merger herein provided for.

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                                  EXHIBIT 2.1


         6. The managers and members of Surviving Company and Terminating Company are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of the Agreement or of the merger herein provided for.

         IN WITNESS WHEREOF, this Agreement is hereby signed upon behalf of each of the parties thereto.

Dated:March 9, 1999                  ZipLink, LLC
                                     (a Delaware limited liability company)

                                     By: /s/ Henry M. Zachs
                                        -----------------------------------
                                             Henry M. Zachs
                                             Manager

Dated:March 9, 1999                  ZipLink, LLC
                                     (a Connecticut limited liability company)

                                     By: /s/ Henry M. Zachs
                                        -----------------------------------
                                             Henry M. Zachs
                                             Manager